UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of report (Date of earliest event reported):    December 15, 1999


                           GenesisIntermedia.com, Inc.
                _________________________________________________
               (Exact Name of Registrant as Specified in Charter)


                                    Delaware
                 _____________________________________________
                 (State or Other Jurisdiction of Incorporation)

      001-15029                                           95-4710370
________________________                       _________________________________
(Commission File Number)                       (IRS Employer Identification No.)


5805 Sepulveda Boulevard, 4th Floor, Van Nuys, California         91411
________________________________________________________________________________
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code:  (818) 902-4300
                                                   _____________________________

           13063 Ventura Boulevard, Studio City, California 91604-2238
         _____________________________________________________________
         (Former Name or Former Address, if Changed Since Last Report)

Item 5.     Other Events.

     Blair LaCorte, resigned as of December 15, 1999 as a member of the board of directors of the Registrant. Mr. LaCorte served on the Compensation Committee and the Audit Committee. Mr. LaCorte indicated that he resigned because of new professional commitments that were not anticipated at the time he joined the board. Mr. LaCorte will join the Registrant's Board of Advisors.

     On December 3, 1999, Michael Roy Fugler was appointed a member of the Registrant's board of directors to succeed Mr. LaCorte. Mr. Fugler is the Managing Director of Corportae Finance of [I-Bankers Securities, Inc.] (formerly Millennium Financial Group, Inc.), the lead underwriter for the Registrant's initial public offering in June 1999. Mr. Fugler will also join the Registrant's Compensation Committee and Audit Committee.

Item 6.   Resignation of Registran's Directors.

     Blair LaCorte resigned as a member of the board of the Registrant. Mr. LaCorte's resignation was reported in response to Item 5 of this Current Report. The resignation was not due to a disagreement with the Registrant.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GENESISINTERMEDIA.COM, INC.


Dated:   February 24, 2000          By: /s/ Ramy El-Batrawi
                                        -------------------------------
                                        Ramy El-Batrawi
                                        Chairman of the Board